Independent Auditors' Consent


To the Board of Trustees and Shareholders of The Dreyfus/Laurel Funds Trust.:


We consent to the use of our report dated February 19, 1999, with respect to the Dreyfus Premier Core Value Fund (one of the funds comprising The Dreyfus/Laurel Funds Trust) incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.

                                             /s/KPMG LLP


New York, New York
June 16, 1999